Exhibit 10.1

WARRANT EXERCISE AND AMENDMENT TO NOTE AND WARRANT AGREEMENT

THIS WARRANT EXERCISE AND AMENDMENT TO NOTE AND WARRANT AGREEMENT (this “Agreement”), dated as of May 7, 2026, is made by and among BranchOut Food Inc., a Nevada corporation (the “Company”), and Kaufman Kapital LLC (“Kaufman Kapital”).

RECITALS

WHEREAS, Kaufman Kapital is the holder of (i) a 12% Senior Secured Convertible Promissory Note of the Company in the original principal amount of up to $3,400,000, dated as of July 15, 2024, with a current outstanding principal balance of $2,900,000 (the “Convertible Note”), and (ii) a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $1.50 per share, dated July 15, 2024 (the “$1.50 Warrant”);

WHEREAS, the maturity date of the Convertible Note and the expiration date of the $1.50 Warrant were each previously extended to December 31, 2026 pursuant to that certain Warrant Exercise and Amendment to Notes and Warrant Agreement, dated as of May 30, 2025, between the Company and Kaufman Kapital (the “June 2025 Amendment”);

WHEREAS, the Company has requested that Kaufman Kapital exercise the $1.50 Warrant to provide the Company with working capital, and Kaufman Kapital is willing to do so, subject to the terms and conditions of this Agreement; and

WHEREAS, in consideration of Kaufman Kapital’s exercise of the $1.50 Warrant, the Company and Kaufman Kapital desire to amend certain terms of the Convertible Note as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Effective Time. This Agreement shall become effective upon the Company’s actual receipt of the Exercise Price (as defined in Section 3 below) by wire transfer of immediately available funds (the “Effective Time”). Until the Effective Time, the amendments set forth in Section 2 and the prepayment restrictions set forth in Section 4 shall have no force or effect.

2. Amendments to the Convertible Note. Effective as of the Effective Time:

(a) Extension of Maturity Date. The definition of the “Maturity Date” as set forth in the Convertible Note is hereby amended by replacing “December 31, 2026” with “December 31, 2027.”

(b) Reduction of Interest Rate. Section 2.A. of the Convertible Note is hereby amended to replace “twelve (12%) percent” with “eight (8%) percent.” For the avoidance of doubt, all interest accrued under the Convertible Note through the Effective Time shall be calculated at the rate of twelve percent (12%) per annum. From and after the Effective Time, interest shall accrue at the rate of eight percent (8%) per annum. Interest accrued at 12% prior to the Effective Time remains outstanding and convertible in accordance with the terms of the Convertible Note.

3. Exercise of $1.50 Warrant. Kaufman Kapital hereby irrevocably exercises the $1.50 Warrant in full on a cash basis for 500,000 shares of the Company’s common stock, for an aggregate exercise price of $750,000 (the “Exercise Price”), to be paid to the Company by wire transfer of immediately available funds concurrently with the execution of this Agreement. The Company shall deliver the 500,000 shares of common stock to Kaufman Kapital promptly following receipt of the Exercise Price in accordance with the terms of the $1.50 Warrant.

4. Prepayment Restrictions. Effective as of the Effective Time, the prepayment restrictions set forth in Section 5 of the June 2025 Amendment are hereby amended and restated in their entirety as follows:

(a) Unless otherwise agreed to by Kaufman Kapital, in no event shall the Company prepay more than $2,400,000 of principal outstanding under the Convertible Note prior to September 30, 2027.

(b) For the avoidance of doubt, the foregoing restrictions shall not limit Kaufman Kapital’s right to convert outstanding principal and accrued interest under the Convertible Note into shares of common stock at any time in accordance with the terms thereof.

5. Registration of Warrant Shares.

(a) Filing Obligation. Within thirty (30) calendar days following the Effective Time, the Company shall file with the Securities and Exchange Commission (the “SEC”) a new registration statement on Form S-3 (or, if the Company is not eligible to use Form S-3, on such other form as the Company is eligible to use), or a post-effective amendment to the Company’s existing Registration Statement on Form S-3 (Reg. No. 333-288512), in either case covering the resale of the 500,000 shares of Common Stock issued upon exercise of the $1.50 Warrant pursuant to Section 3 of this Agreement (the “New Registration Statement”) (the “Warrant Shares”).

(b) Effectiveness. The Company shall use commercially reasonable efforts to cause the New Registration Statement to be declared effective by the SEC as promptly as practicable following filing, and in any event within ninety (90) calendar days following the Effective Time (or within one hundred twenty (120) calendar days if the SEC reviews and provides comments on the New Registration Statement).

(c) Maintenance. The Company shall use commercially reasonable efforts to keep the New Registration Statement continuously effective until the earliest of (i) the date on which all Warrant Shares covered by the New Registration Statement have been sold, (ii) the date on which all Warrant Shares may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended, without volume or manner-of-sale limitations and without the requirement for current public information, or (iii) the second anniversary of the date on which the New Registration Statement is declared effective by the SEC.

(d) Expenses. The Company shall bear all costs and expenses incurred in connection with the preparation, filing and maintenance of the New Registration Statement, including all registration and filing fees, fees and expenses of the Company’s counsel and independent registered public accounting firm, and the costs of compliance with state securities or “blue sky” laws. Kaufman Kapital shall bear all underwriting discounts and commissions, if any, attributable to the sale of the Warrant Shares, and the fees and expenses of Kaufman Kapital’s own counsel.

(e) Cooperation. Kaufman Kapital agrees to furnish to the Company such information regarding Kaufman Kapital and the proposed distribution of the Warrant Shares as the Company may reasonably request in connection with the preparation of the New Registration Statement, including a completed selling stockholder questionnaire in customary form.

(f) Future Registration of Interest Conversion Shares. At any time following the Effective Time, Kaufman Kapital shall have the right to request, by written notice to the Company, that the Company register for resale shares of common stock issuable upon conversion of accrued and unpaid interest under the Convertible Note (the “Interest Conversion Shares”). Within thirty (30) calendar days following receipt of such request, the Company shall file with the SEC a new registration statement on Form S-3 (or such other form as the Company is eligible to use), or a post-effective amendment to an existing registration statement, covering the resale of the number of Interest Conversion Shares specified in Kaufman Kapital’s request. The provisions of Sections 5(b), 5(c), 5(d), and 5(e) shall apply to any such registration statement or post-effective amendment, mutatis mutandis.

6. Public Disclosure. The Company shall file a Current Report on Form 8-K within four (4) business days following the Effective Time disclosing the material terms of this Agreement and filing a copy of this Agreement as an exhibit thereto.

7. No Other Amendments. Except as expressly provided herein, the Convertible Note (including, without limitation, the conversion price, conversion mechanics, and security interest), the Securities Purchase Agreement, the Security Agreement, and all other agreements between the parties (collectively, the “Transaction Documents”) shall be unmodified and shall continue to be in full force and effect in accordance with their respective terms.

8. Governing Law. The laws of the State of Nevada shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

9. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic means (including PDF) shall be deemed original signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

BRANCHOUT FOOD INC.		KAUFMAN KAPITAL LLC

/s/ Eric Healy		/s/ Daniel L. Kaufman
By:	Eric Healy	By:	Daniel L. Kaufman
Title:	Chief Executive Officer	Title:	Managing Member

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